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                                                                     Exhibit 4.1


                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                OPTIONAL OR OTHER SPECIAL RIGHTS OF 8.5% SENIOR
                     CONVERTIBLE PREFERRED SHARES, SERIES A
              OF CORECOMM LIMITED AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                 CoreComm Limited, a company incorporated under the laws of Bermuda (the "Corporation"), hereby certifies that pursuant to the authority contained in its Bye-laws (the "Bye-Laws") and Section 7(g) of its Memorandum of Association (the "Memorandum of Association"), and in accordance with Bermuda law, the Board of Directors of the Corporation on August ___, 2000 duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof and shall be attached as a schedule to but shall not form part of the Bye-Laws:

                 "BE IT RESOLVED that, pursuant to authority expressly granted to the Board of Directors by the provisions of the Bye-Laws and Section 7(g) of the Memorandum of Association there is hereby created and authorized the issuance of a new series of the Corporation's existing preferred shares, par value $0.01 per share (the "Preferred Shares"), with the following powers, designation, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions on the shares of such series (in addition to the voting powers, designation, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Memorandum of Association that are applicable to each series of Preferred Shares) hereinafter set forth:

                 (1) Number and Designation. 50,000 shares of the Preferred Shares shall be designated as "8.5% Senior Convertible Preferred Shares, Series A of the Corporation" (the "8.5% Preferred Shares, Series A"), and no other shares of Preferred Shares shall be designated as 8.5% Preferred Shares, Series A.

                 (2) Definitions. For purposes of the 8.5% Preferred Shares, Series A, the following terms shall have the meanings indicated:

                 "Additional Preferred" shall have the meaning set forth in paragraph (5)(a).

                 "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries,
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         controls, is controlled by, or is under common control with such specified Person. Without limitation of the above, the term "Affiliate" shall, with respect to the Initial Holder, include Ralph
         H. Booth II, John L. Booth II, and any members of their "respective families" within the meaning of SEC Rule 16a-1(e).

                 "Alternative Change of Control Price" shall have the meaning set forth in paragraph (9)(f)(ii).

                 "ATX" means ATX Telecommunications Services, Inc., a Delaware corporation.

                 "Board of Directors" shall mean the board of directors of the Corporation. "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to the 8.5% Preferred Shares, Series A.

                 "Booth American Company" shall mean Booth American Company, a Michigan corporation.

                 "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                 "Bye-laws" means the bye-laws of the Corporation as amended as of the date hereof and as may be amended from time to time.

                 "Change of Control" shall mean:

                          (i) the sale, lease or transfer of all or substantially all of the assets of the Corporation to any "Person" or "group", within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any Permitted Holder;

                          (ii) any "Person" or "group", within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any





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                 Permitted Holder, becomes the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of more than 50% (or more than 25% if neither George S. Blumenthal or Barclay Knapp is an executive officer of the Corporation at such time) of the total voting power of all classes of the voting stock of the Corporation and/or warrants or options to acquire such voting stock of the Corporation, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Corporation is substantially the same immediately after such transaction as it was immediately prior to such transaction;

                          (iii) without limitation of the provisions of subparagraphs (i) or (ii) above, the acquisition by NTL Incorporated (or any Affiliate of NTL Incorporated, which shall not be deemed to include the Corporation) of (A) all or substantially all of the assets of the Corporation or (B) "beneficial ownership", as such term is defined in Rule 13d-3 under the Exchange Act, of more than 50% (or more than 25% if neither George S. Blumenthal or Barclay Knapp is an executive officer of the Corporation at such time) of the total voting power of all classes of the voting stock of the Corporation and/or warrants or options to acquire such voting stock of the Corporation, calculated on a full-diluted basis; or

                          (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, together with any new directors whose election or appointment by the Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office.

                 Notwithstanding anything to the contrary contained in this definition of "Change of Control", a Change of Control shall be deemed not to have occurred upon the completion of any (or all) of the following transactions: (A) a wholly-owned subsidiary of the Successor Corporation (or in the event that the Voyager.net merger is completed prior to the ATX merger, the Delaware corporation surviving the Domestication Merger) merging with and into Voyager.net with Voyager.net remaining as the surviving corporation in the merger, or
         (B) the Delaware corporation surviving the Domestication Merger merging with and into ATX with ATX as the surviving corporation in the merger, or (C) the Domestication Merger; provided that each of the





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         transactions set forth in subparagraphs (A), (B) or (C) above conforms in all material respects to the description thereof contained in the Corporation's Definitive Schedule 14A.

                 "Change of Control Conversion Rate" shall have the meaning set forth in paragraph (9)(f).

                 "Change of Control Instigator" shall have the meaning set forth in paragraph (9)(f)(iii).

                 "Change of Control Price" shall have the meaning set forth in paragraph (9)(f)(ii).

                 "Common Stock" shall mean the Corporation's voting common stock, par value $0.01 per share, existing on the date of this Certificate of Designation or one or more classes of common stock or other securities (including but not limited to tracking stock) of the Corporation as such stock may be constituted or converted from time to time.

                 "Constituent Person" shall have the meaning set forth in paragraph (9)(e)(i).

                 "Conversion Rate" shall have the meaning set forth in paragraph (9)(a).

                 "Corporation" shall have the meaning set forth in the preamble, until a successor replaces it and thereafter means the successor or any subsequent successor thereto.

                 "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded as of the close of the applicable regular trading hours for such Trading Day, or if such day is not a Trading Day, the last reported sales price for such security on such principal exchange or quotation system as of the close of the applicable regular trading hours for the immediately preceding Trading Day. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" for any day shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq for such day as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for





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         that purpose or as quoted by the National Quotation Bureau
         Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last 30 Trading Days prior to such day. In the event that five such quotations are not available within such 30-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

                 "Definitive Schedule 14A" shall mean the Corporation's Definitive Schedule 14A, dated August 21, 2000 (as amended and supplemented after such date), filed by the Corporation with the SEC in connection with the solicitation of the Corporation's shareholders to approve, among other matters, (A) a wholly-owned subsidiary of the Successor Corporation (or in the event that the Voyager.net merger is completed prior to the ATX merger, the Delaware corporation surviving the Domestication Merger) merging with and into Voyager.net with Voyager.net remaining as the surviving corporation in the merger, or
         (B) the Delaware corporation surviving the Domestication Merger merging with and into ATX with ATX as the surviving corporation in the merger, or (C) the Domestication Merger.

                 "Determination Date" shall have the meaning set forth in paragraph (9)(d)(ii).

                 "Dividend Payment Date" shall mean August [   ], November [
         ], February [   ] and May [   ] of each year, commencing on November [
         ], 2000; provided, however, that, if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                 "Dividend Periods" shall mean quarterly dividend periods
         commencing on and including August [   ], November [   ], February [
         ] and May [   ] of each year and ending on and including the day
         preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue
         Date and end on and include November [   ], 2000).

                 "Domestication Merger" means a merger of the Corporation into a Delaware corporation with the Delaware corporation as the surviving corporation in the merger in connection with the completion of either of the ATX merger or the Voyager.net merger, as described in the Definitive Schedule 14A.





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
                 "8.5% Preferred Shares, Series A" shall have the meaning set forth in paragraph (1).

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 "Expiration Time" shall have the meaning set forth in paragraph (9)(d)(v).

                 "Extended Tolling Period" shall have the meaning set forth in paragraph (8)(d)(ii).

                 "Holdco" shall have the meaning set forth in paragraph
         (9)(e)(ii).

                 "Holder" shall have the meaning set forth in Exhibit A.

                 "HSR Act" shall have the meaning set forth in paragraph 9(b).

                 "Initial Holder" shall mean Booth American Company.

                 "Issue Date" shall mean the date on which shares of 8.5% Preferred Shares, Series A are first issued by the Corporation.

                 "Junior Securities" shall have the meaning set forth in paragraph (4)(c).

                 "Junior Securities Distributions" shall have the meaning set forth in paragraph (5)(f).

                 "Liquidation Preference" shall mean $1,000 per share of 8.5% Preferred Shares, Series A.

                 "Liquidation Right" shall mean, for each share of 8.5% Preferred Shares, Series A, the greater of (i) an amount equal to $1,000 per share, plus an amount equal to all dividends (whether or not declared) accrued and unpaid thereon, determined in accordance with paragraph 5(a), to the date of final distribution to such holders and (ii) the amount that would be received in liquidation following conversion of a share of 8.5% Preferred Shares, Series A into Common Stock.

                 "Mandatory Redemption Date" shall have the meaning set forth in paragraph (7)(b).





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                 "Mandatory Redemption Obligation" shall have the meaning set forth in paragraph (7)(c).

                 "Memorandum of Association" shall have the meaning set forth in the preamble.

                 "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

                 "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

                 "non-electing share" shall have the meaning set forth in paragraph(9)(e)(i).

                 "Notice of Conversion" shall have the meaning set forth in paragraph (8)(d).

                 "NYSE" means the New York Stock Exchange.

                 "outstanding" when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

                 "Parity Securities" shall have the meaning set forth in paragraph (4)(b).

                 "Permitted Designee" shall mean: (i) a spouse or child of a Permitted Holder, (ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative, or (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

                 "Permitted Holders" shall mean George S. Blumenthal, Barclay Knapp and their Permitted Designees.

                 "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of





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
         such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

                 "Preferred Share Certificate" shall have the meaning set forth in paragraph 9(o).

                 "Preferred Shares" shall have the meaning set forth in the first resolution.

                 "Purchase Agreement" shall mean the purchase agreement between the Corporation and the Initial Holder, dated as of August 4, 2000, with respect to the sale and purchase of the 8.5% Preferred Shares, Series A, including all amendments thereto.

                 "Purchase Shares" shall have the meaning set forth in paragraph (9)(d)(v).

                 "Record Date" shall have the meaning set forth in paragraph
         (9)(d)(iv).

                 "Rights" shall have the meaning set forth in paragraph (14).

                 "Rights Agreement" shall have the meaning set forth in paragraph (14).

                 "SEC" shall mean the Securities and Exchange Commission.

                 "Securities" shall have the meaning set forth in paragraph
         (9)(d)(iii).

                 "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder.

                 "Senior Securities" shall have the meaning set forth in paragraph (4)(a).

                 "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation; provided, however, that, if any funds for any class or series of Junior Securities or any class or series of Parity Securities are placed in a separate account of the Corporation or delivered to a





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
         disbursing, paying or other similar agent, then "set apart for payment" with respect to the 8.5% Preferred Shares, Series A shall mean placing funds in a separate account of the Corporation or delivering such funds to a disbursing, paying or other similar agent, as the case may be.

                 "Special Conversion Price" shall have the meaning set forth in paragraph (9)(f)(i).

                 "Successor Corporation" means ATX in the event (i) the Domestication Merger is completed and (ii) the Delaware corporation surviving the Domestication Merger is merged with and into ATX with ATX as the surviving corporation in the merger, as described in the Definitive Schedule 14A.

                 "Tolling Period" shall have the meaning set forth in paragraph
         (8)(d)(i).

                 "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

                 "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

                 "Voyager.net" means Voyager.net, Inc., a Delaware corporation.

                 (3) Currency. All shares of 8.5% Preferred Shares, Series A shall be denominated in United States currency, and all payments and distributions thereon or with respect thereto and redemptions thereof shall be made in United States currency. All references herein to "$", "dollars", "c." or "cents" refer to United States currency.

                 (4) Rank. Any class or series of capital stock of the Corporation whether now existing or hereafter created shall be deemed to rank:

                 (a) prior to the 8.5% Preferred Shares, Series A, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution





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
or winding up, or both, if the holders of such class or series shall be entitled by the terms thereof to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, voluntary or involuntary, or both, in preference or priority to the holders of 8.5% Preferred Shares, Series A ("Senior Securities");

                 (b) on a parity with the 8.5% Preferred Shares, Series A, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 8.5% Preferred Shares, Series A, if the holders of the 8.5% Preferred Shares, Series A and of such class of stock or series shall be entitled by the respective terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, voluntary or involuntary, or both, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other and such class of stock or series is not a class of Senior Securities ("Parity Securities"); and

                 (c) junior to the 8.5% Preferred Shares, Series A, either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, or both, if such stock or series shall be Common Stock or if the holders of the 8.5% Preferred Shares, Series A shall be entitled to receipt of dividends, and of amounts distributable upon liquidation, dissolution or winding up, voluntary or involuntary, or both, in preference or priority to the holders of shares of such stock or series ("Junior Securities").

                 (d) The 8.5% Preferred Shares, Series A and one or more classes or series of Additional Preferred shall rank on a parity with any shares of preferred stock issued by the Successor Corporation to stockholders of ATX as to dividends or of amounts distributable upon liquidation, dissolution or winding up, voluntary or involuntary, or both. One or more classes or series of Additional Preferred shall be Parity Securities; provided, however, that there shall be no issue of Senior Securities or rights or options exercisable for or convertible into any Senior Securities, except as approved by the holders of the 8.5% Preferred Shares, Series A pursuant to paragraph 12(c).

                 (e) The respective definitions of Senior Securities, Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Senior Securities, Junior Securities and Parity Securities, as the case may be. The 8.5% Preferred Shares, Series A shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities as set forth herein.





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                 (5)      Dividends.    (a) Subject to paragraph (9)(b)(ii), the
holders of shares of 8.5% Preferred Shares, Series A shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the quarterly rate of $21.25 per share (assuming the Liquidation Preference), subject to adjustment in accordance with subparagraph (ii)(B) below, payable in (i) shares of Common Stock (such Common Stock for this purpose to be assigned a value equal to the 25-Day Average Market Price as of the record date for such Dividend Payment Date); provided that the Corporation may only pay a quarterly dividend in shares of its Common Stock if such shares are issued under an effective registration statement or if a shelf registration statement for the resale of such shares is in effect on the relevant Dividend Payment Date or
(ii) additional shares of Preferred Shares of a class or series to be designated by the Board of Directors having terms substantially identical to the 8.5% Preferred Shares, Series A, except as follows: (A) the conversion rate of such additional shares of Preferred Shares shall reflect that the conversion price of the Common Stock issuable on such Preferred Shares shall be at a 20.0% premium to the 25-Day Average Market Price as of the record date for such Dividend Payment Date; (B) the number of shares of such Preferred Shares payable as a dividend on any Dividend Payment Date shall be equal to the product of (I) 0.02125 multiplied by (II) the sum of (1) the aggregate Liquidation Preference of the 8.5% Preferred Shares, Series A on the Issue
Date, (2) the aggregate liquidation preference of the additional shares of Preferred Shares (assuming a $1,000 face amount) paid on any one or more previous Dividend Payment Dates (such classes or series of Preferred Shares singularly and collectively, the "Additional Preferred"), and (3) the aggregate amount of dividends accrued and unpaid on the 8.5% Preferred Shares, Series A and Additional Preferred (whether or not declared) on any one or more previous Dividend Payment Dates; and (C) any certificate of designation filed in connection with the issuance of Additional Preferred shall provide that the mandatory redemption date for such shares of Additional Preferred shall be the tenth (10th) anniversary of the Issue Date. All dividends on the 8.5%
Preferred Shares, Series A, in whatever form, shall be payable in arrears quarterly on each Dividend Payment Date and shall be cumulative from the Issue Date (except that dividends on Additional Preferred shall accrue from the date such Additional Preferred is issued or would have been issued in accordance with this Certificate of Designation if such dividends had been declared), whether or not in any Dividend Period or Dividend Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of 8.5% Preferred Shares, Series A, as they appear on the stock records of the Corporation at the close of business on the record date for such dividend.
Upon the declaration of any such dividend, the Board of Directors shall fix as such record date on the fifth (5th) Business Day preceding the relevant
Dividend Payment Date and shall give written notice on or prior to the relevant record date of the form of payment of such dividend. Accrued and unpaid dividends for any past Dividend Payment Date may be declared and paid





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
at any time, without reference to any Dividend Payment Date, to holders of record on such record date, not more than 45 days nor less than five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors.

                 (b) For the purpose of determining the number of shares of Additional Preferred to be issued pursuant to paragraph (5)(a), each such share of Additional Preferred shall be valued at $1,000.00. The applicable certificate of designation for each class or series of Additional Preferred shall provide that holders of such shares of Additional Preferred shall be entitled to receive dividends payable at the rates specified in paragraph
(5)(a) and under the terms specified in paragraph (5).

                 (c) The Corporation may issue fractional shares of Additional Preferred on a Dividend Payment Date.

                 (d) The dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the 8.5% Preferred Shares, Series A shall accrue daily and be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of 8.5% Preferred Shares, Series A shall not be entitled to receive any dividends, whether payable in Common Stock or Additional Preferred, which are in excess of the cumulative dividends provided for herein. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the 8.5% Preferred Shares, Series A that may be in arrears except as otherwise provided herein.

                 (e) So long as any shares of the 8.5% Preferred Shares, Series A are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities or Junior Securities, for any period, nor shall any Parity Securities or Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Parity Securities or Junior Securities) by or on behalf of the Corporation, directly or indirectly (except for conversion into or exchange into other Parity Securities or Junior Securities, as the case may be) unless, in each case, (i) full cumulative dividends on all outstanding shares of the 8.5% Preferred Shares, Series A for all Dividend Periods terminating on or prior to the date of such redemption, repurchase or other acquisition shall have been paid or set apart for payment, (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 8.5% Preferred Shares, Series A,
(iii) the Corporation is not in default with respect to any redemption of shares of 8.5% Preferred Shares, Series A by the Corporation pursuant to paragraph (7) and (iv) holders of at least seventy-five percent (75%) of the aggregate Liquidation Preference of all shares of issued and outstanding 8.5% Preferred Shares, Series A





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
shall have consented in writing to such dividend, redemption, purchase or other acquisition. When dividends are not fully paid in Common Stock or Additional Preferred, as aforesaid, all dividends declared upon shares of the 8.5% Preferred Shares, Series A and all dividends declared upon Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the 8.5% Preferred Shares, Series A and accumulated and unpaid on such Parity Securities.

                 (f) So long as any shares of the 8.5% Preferred Shares, Series A are outstanding, no dividends (other than (i) any Rights issued pursuant to the Rights Agreement and (ii) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase, or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as "Junior Securities Distributions") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by or on behalf of the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless, in each case, (A) full cumulative dividends on all outstanding shares of the 8.5% Preferred Shares, Series A and all Parity Securities shall have been paid or set apart for payment for all past Dividend Periods and past dividend periods for such Parity Securities, (B) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the 8.5% Preferred Shares, Series A and all Parity Securities, (C) the Corporation is not in default with respect to any redemption of shares of 8.5% Preferred Shares, Series A by the Corporation pursuant to paragraph (7) and (D) the Corporation has fully performed its obligations under paragraph (7) and (D) holders of at least seventy-five percent (75%) of the aggregate Liquidation Preference of all shares of issued and outstanding 8.5% Preferred Shares, Series A shall have consented in writing to such dividend, redemption, purchase or other acquisition.

                 (6)      Liquidation Preference.    (a) In the event of any
liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of 8.5% Preferred Shares, Series A shall be entitled to receive the Liquidation Right. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of 8.5% Preferred Shares, Series A shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity

Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of 8.5% Preferred Shares, Series A and any such Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of 8.5% Preferred Shares, Series A and any such Parity Securities if all amounts payable thereon were paid in full. For the purposes of this paragraph (6), a Change of Control transaction (other than a transaction meeting the requirements of subparagraph (i) of the definition of "Change of Control" set forth in paragraph (2)) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

                 (b) Subject to the rights of the holders of any Parity Securities, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the 8.5% Preferred Shares, Series A, as provided in this paragraph (6), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 8.5% Preferred Shares, Series A shall not be entitled to share therein.

                 (c) The liquidation preference with respect to any Parity Securities shall be as set forth in the certificate of designation in respect thereof.

                 (7)      Redemption.   (a) On or after the first Business Day
following the earlier to occur of (i) the fifth anniversary of the Issue Date,
(ii) the date on which the 25-Day Average Market Price of the Common Stock shall have exceeded 150% of the conversion price determined pursuant to paragraph (9)(a) during the period beginning on the second anniversary of the Issue Date and ending on the day immediately preceding the third anniversary of the Issue Date, (iii) the date on which the 25-Day Average Market Price of the Common Stock shall have exceeded 200% of the conversion price determined pursuant to paragraph (9)(a) during the period beginning on the third anniversary of the Issue Date and ending on the day immediately preceding the fourth anniversary of the Issue Date and (iv) the date on which the 25-Day Average Market Price of the Common Stock shall have exceeded 250% of the conversion price determined pursuant to paragraph (9)(a) during the period beginning on the fourth anniversary of the Issue Date and ending on the day immediately preceding the fifth anniversary of the Issue Date, the Corporation may redeem at its option outstanding shares of 8.5% Preferred Shares, Series A, in whole or from time to time in part, payable at the option of the Corporation in (A) shares of Common Stock, at a redemption price of $1,000.00 per share, except in the case of a redemption pursuant to subparagraph (i) of this paragraph, in which case the redemption price shall be $1,010.00 per share, (B) cash, at a redemption price of $1,000.00 per share, except in the case of a redemption pursuant to subparagraph (i) of this paragraph, in which case the redemption price shall be $1,010.00 per share or (C) a combination of cash and Common Stock, at a redemption price of $1,000 per share, except in the case of a redemption pursuant to subparagraph (i) of this paragraph, in which case the redemption price shall be $1,010.00 per share based on the respective combination of consideration, together, in each case, with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the date fixed for redemption, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (7)(a), the price per share of Common Stock shall be the 25-Day Average Market Price as of the date of the notice of redemption under paragraph
(8)(a). The Corporation may elect to pay all or a portion of the redemption price to any holder of 8.5% Preferred Shares, Series A, in cash, if the Corporation prior to such cash payment shall have received the written approval of such holder of the shares of 8.5% Preferred Shares, Series A, subject to redemption. Any right of the Corporation to redeem shares of 8.5% Preferred Shares, Series A under the terms of subparagraph (ii), (iii) or (iv) of this paragraph 7(a), respectively, shall terminate on the day immediately preceding the third, fourth and fifth anniversaries of the Issue Date, respectively. Subject to the terms of this paragraph (7), the Corporation shall have the right to redeem shares of 8.5% Preferred Shares, Series A in accordance with this paragraph (7)(a) at any time on after the first Business Day following the fifth anniversary of the Issue Date. Any redemption of shares of 8.5% Preferred Shares, Series A occurring on or after the date set forth in subparagraph (i) of this paragraph (7)(a) and prior to the Mandatory Redemption Date shall be at a redemption price of $1,010.00 per share. The per share amounts specified in subparagraphs (ii), (iii) and (iv) of this paragraph shall be adjusted for any stock splits, stock dividends, recombinations and similar events occurring on or after the Issue Date.

                 (b) If the Corporation shall not have redeemed all outstanding shares of 8.5% Preferred Shares, Series A pursuant to paragraph
(7)(a), prior to the tenth anniversary of the Issue Date (the "Mandatory Redemption Date"), to the extent the Corporation shall have funds legally available for such payment, the Corporation shall redeem all outstanding shares of 8.5% Preferred Shares, Series A, at a redemption price of $1,000.00 per share, payable at the option of the Corporation in shares of Common Stock, cash or a combination thereof, together with accrued and unpaid dividends thereon, whether or not declared, to, but excluding, the Mandatory Redemption Date, without interest. For purposes of determining the number of shares of Common Stock to be issued pursuant to this paragraph (7)(b), the price per share of Common Stock shall be the 25-Day Average Market Price as of the Mandatory Redemption Date. The Corporation may elect to pay all or a portion of the redemption price in cash to any holder of shares of 8.5% Preferred Shares, Series A if the Corporation prior to such cash payment shall have received the written approval of such holder of the shares of 8.5% Preferred Shares, Series A, subject to redemption.

                 (c) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of 8.5% Preferred Shares, Series A pursuant to paragraph 7(b) (a "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as the Mandatory Redemption Obligation with respect to the 8.5% Preferred Shares, Series A shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the 8.5% Preferred Shares, Series A) or (ii) declare or make any Junior Securities Distribution (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities. Dividends shall continue to accrue on all issued and outstanding shares of 8.5% Preferred Shares, Series A, subsequent to the Mandatory Redemption Date, as provided in paragraph (5)(a), until all shares of 8.5% Preferred Shares, Series A have been redeemed in accordance with paragraphs (7) and (8).

                 (d) Upon any redemption by the Corporation of shares of 8.5% Preferred Shares, Series A under paragraph (7)(a), it shall be a requirement that the Corporation shall pay the redemption price and any accrued and unpaid dividends in arrears (in accordance with paragraph (5)(a)) to, but excluding, the applicable redemption date, without interest. Under no circumstances may the Corporation complete a redemption under paragraph (7)(a) without including in the redemption price the price of redeeming accrued and unpaid dividends.

                 (e) For purposes of paragraph (7)(a) only, unless full cumulative dividends (whether or not declared) on all outstanding shares of 8.5% Preferred Shares, Series A and any Parity Securities shall have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or prior to the applicable redemption date and written notice has been given in accordance with paragraph (8), none of the shares of 8.5% Preferred Shares, Series A shall be redeemed, and no sum shall be set aside for such redemption, unless shares of 8.5% Preferred Shares, Series A are redeemed pro rata with the Parity Securities and notice has previously been given in accordance with paragraph (8).

                 (8) Procedure for Redemption. (a) If the Corporation shall redeem shares of 8.5% Preferred Shares, Series A pursuant to paragraph 7(a), notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than 30 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation and confirmed by facsimile transmission on the date of such notice to each holder of record if the Corporation has been furnished with such facsimile address by the holder(s); provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice that was mailed in the manner herein provided and confirmed by facsimile transmission on the date of such notice if the Corporation has been furnished with such facsimile address by such holder shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state: (i) the redemption date; (ii) the number of shares of 8.5% Preferred Shares, Series A to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the amount payable, whether such amount shall be paid in Common Stock or in cash (subject to the consent of the applicable holder of shares of 8.5% Preferred Shares, Series A), or in a combination of Common Stock and cash and, if the payment is to be made in Common Stock, an explanation of the determination of the amount to be paid; (iv) the place or places where certificates for such shares are to be surrendered; and (v) that dividends on the shares to be redeemed will accrue up to, but excluding such redemption date, without interest, except as otherwise provided herein.

                 (b) If notice has been mailed as aforesaid and confirmed by facsimile transmission on the date of such notice, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price of the shares called for redemption and dividends accrued and unpaid thereon, if any), (i) except as otherwise provided herein, dividends on the shares of 8.5% Preferred Shares, Series A so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of 8.5% Preferred Shares, Series A shall cease, except the right to receive from the Corporation the redemption price without interest thereon, upon surrender and endorsement of their certificates if so required, and to receive all accrued and unpaid dividends thereon, if any.

                 (c) Upon surrender in accordance with notice given pursuant to this paragraph (8) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid, plus accrued and unpaid dividends thereon, if any. If fewer than all the outstanding shares of 8.5% Preferred Shares, Series A are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share with "5" being rounded upward). In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the surrendered shares without cost to the holder thereof. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 8.5% Preferred Shares, Series A. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of 8.5% Preferred Shares, Series A, the Corporation shall round upward to determine the whole number of shares of Common Stock issuable upon redemption of the 8.5% Preferred Shares, Series A. If more than one share of 8.5% Preferred Shares, Series A shall be surrendered for redemption at one time by the same holder, the number of whole shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of 8.5% Preferred Shares, Series A surrendered for redemption by such holder.

                 (d) (i) Notwithstanding any other provision of this Certificate of Designation, any redemption initiated by the Corporation with respect to shares of 8.5% Preferred Shares, Series A pursuant to paragraph
(7)(a) shall be suspended for one period of up to ninety (90) days (from and after the applicable scheduled redemption date designated by the Corporation) per redemption initiated by the Corporation (the "Tolling Period") solely for the purpose of any holder of shares of 8.5% Preferred Shares, Series A satisfying any applicable legal and regulatory approvals required to effect conversion of the 8.5% Preferred Shares, Series A, and during such period any redemption initiated by the Corporation with respect to shares of 8.5% Preferred Shares, Series A shall have no force and effect, as to any shares of 8.5% Preferred Shares, Series A, which such holder shall elect to convert to Common Stock pursuant to paragraph (9) by delivery to the Corporation of a notice of election to convert in the form of Exhibit A to this Certificate of Designation completed and signed, specifying the number of shares to be converted (the "Notice of Conversion") at least five (5) Business Days prior to the applicable redemption date designated by the Corporation by notice of redemption to such holder pursuant to paragraph (8)(a).

                 (ii) The Corporation and the Initial Holder of shares of 8.5% Preferred Shares, Series A (and any subsequent holders of shares of 8.5% Preferred Shares, Series A as a condition to their receipt of shares of 8.5% Preferred Shares, Series A by purchase, set-off, gift, bequeath or other manner of transfer, whether or not for value) attempting to effect conversion by the holder of shares of 8.5% Preferred Shares, Series A subsequent to the Corporation taking action to redeem such shares pursuant to paragraph (7)(a) mutually covenant and agree to promptly make any and all filings (including requests for additional information), and appearances, and to take any and all other actions necessary to secure legal and regulatory approval to effect conversion of the 8.5% Preferred Shares, Series A. In the event that at the expiration of the Tolling Period any applicable legal and regulatory approvals required to effect conversion of the 8.5% Preferred Shares,

Series A have not been secured as a direct result of the Corporation not complying with its obligations in the first sentence of this subparagraph (ii), the Tolling Period shall be extended (the "Extended Tolling Period) (through no action on the part of the holder of such shares of 8.5% Preferred Shares, Series A) until such applicable legal and regulatory approvals shall have been obtained, or until it shall have been finally determined by the applicable authority that any such legal and regulatory approval shall not be available; but such Extended Tolling Period shall in no event extend beyond sixty (60) days after the expiration of the Tolling Period unless the Corporation fails or refuses during such Extended Tolling Period to comply with its obligations under the first sentence of this subparagraph (ii). The Tolling Period or Extended Tolling Period (as applicable) shall cease in the event that the holder of shares of 8.5% Preferred Shares, Series A has not complied with its obligations in the first sentence of this subparagraph (ii) after written notice of such non-compliance by the Corporation to such holder by certified mail return receipt requested, and failure by such holder to come into compliance with its obligations under the first sentence of this subparagraph
(ii) within ten (10) Business Days after the date of such notice. In the event the holder shall not within such period have come into full compliance with its obligations under the first sentence of this subparagraph (ii), the Corporation shall be permitted to immediately effect such redemption.

                 (9)      Conversion.    (a) Subject to and upon compliance
with the provisions of this paragraph (9), a holder of shares of 8.5% Preferred Shares, Series A shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares of 8.5% Preferred Shares, Series A held by such holder into validly issued, fully paid and non- assessable shares of Common Stock or any other shares of capital stock or other securities of the Corporation or a successor corporation into which such Common Stock (or such other shares or securities) may thereafter be changed or reclassified by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (9)(b). The number of shares of Common Stock initially deliverable upon conversion of each share of 8.5% Preferred Shares, Series A shall be equal to the quotient of the Liquidation Preference divided by 16.50; provided, however, that if the 25-Day Average Market Price of the Common Stock for the period up to and including September 14, 2000 shall be less than or equal to $13.75, then the number of shares of Common Stock deliverable upon conversion of each share of 8.5% Preferred Shares, Series A shall be the quotient of the Liquidation Preference of such share divided by 120% of the 25-Day Average Market Price of the Common Stock up to and including September 14, 2000. To the extent that there exist any accrued and unpaid dividends attributable to the shares of 8.5% Preferred Shares, Series A, for which a holder has sought conversion, at the time of such conversion the number of shares of Common Stock to be delivered by the Corporation shall be increased in an amount equal to the quotient of the Liquidation Preference of that number of shares of Additional Preferred which the accrued and unpaid dividends as of the date of conversion would become if paid in the form of Additional Preferred on the conversion date divided by 120% of the 25-Day Average Market Price of the Common Stock as of: (a) the immediately preceding Dividend Payment Date with respect to accrued and unpaid dividends that have accrued since the immediately preceding Dividend Payment Date; or (b) the Dividend Payment Date on which such accrued and unpaid dividends would have been paid. In addition to the foregoing, to the extent a holder of shares of Additional Preferred elects to convert such shares, the certificate of designation for such shares of Additional Preferred shall provide that, upon conversion, the number of shares of Common Stock deliverable upon conversion of each share of Additional Preferred, shall be equal to the quotient of the Liquidation Preference of such shares divided by 120% of the 25-Day Average Market Price of Common Stock as of the record date for the Dividend Payment Date on which the Additional Preferred was issued. In addition, the Certificate of Designation for such shares shall provide for identical treatment of accrued and unpaid dividends as is provided for herein. The applicable conversion rate provided above, as adjusted, is hereinafter referred to as the "Conversion Rate". The Conversion Rate is subject to adjustment from time to time pursuant to paragraph (9)(d). Subject to paragraph (8)(d), the right to convert shares called for redemption pursuant to paragraph 7(a) shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption, including accrued and unpaid dividends thereon, if any, in which case such right of conversion shall be reinstated. Upon conversion, any accrued and unpaid dividends, if any, on the 8.5% Preferred Shares, Series A up to, but excluding, the date of conversion shall be paid to the holder thereof in accordance with the provisions of paragraph (5).

                 (b) (i) In order to exercise the conversion privilege, the holder of each share of 8.5% Preferred Shares, Series A or Additional Preferred to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Corporation, or to any transfer agent of the Corporation previously designated by the Corporation to the holders of the 8.5% Preferred Shares, Series A or Additional Preferred for such purposes, with the Notice of Conversion. The Notice of Conversion shall state that the holder has satisfied or will have satisfied prior to the issuance of shares of Common Stock upon conversion of the 8.5% Preferred Shares, Series A or Additional Preferred any and all legal or regulatory requirements for conversion, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Corporation shall use its reasonable best efforts in cooperating with such holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary. Such notice shall also state the name or names (with address and social security or other taxpayer identification number, if applicable) in which the certificate or certificates for Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of 8.5% Preferred Shares, Series A or Additional Preferred is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or satisfied in full). All certificates representing shares of 8.5% Preferred Shares, Series A or Additional Preferred surrendered for conversion shall be canceled by the Corporation or the transfer agent and shall not thereafter be reissued.

                 (ii) Subject to the last sentence of paragraph (9)(a), holders of shares of 8.5% Preferred Shares, Series A or Additional Preferred at the close of business on a record date or a Dividend Payment Date shall not be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date if such holder shall have surrendered for conversion such shares at any time following the preceding Dividend Payment Date and prior to such Dividend Payment Date.

                 (iii) As promptly as reasonably practicable after the surrender by a holder of the certificates for shares of 8.5% Preferred Shares, Series A or Additional Preferred, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph
(12)(b)) for the whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (9), and any fractional interest in respect of a share of Common Stock arising on such conversion shall be settled as provided in paragraph (9)(c). Upon conversion of only a portion of the shares of 8.5% Preferred Shares, Series A or Additional Preferred represented by any certificate, a new certificate shall be issued representing the unconverted portion of the certificate so surrendered without cost to the holder thereof. Upon the surrender of certificates representing shares of 8.5% Preferred Shares, Series A or Additional Preferred to be converted, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares so surrendered shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (9).

                 (c) (i) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the 8.5% Preferred Shares, Series A or Additional Preferred. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of 8.5% Preferred Shares, Series A or Additional Preferred, the Corporation shall round upward to determine the whole number of shares of Common Stock issuable upon conversion of the 8.5% Preferred Shares, Series A or Additional Preferred. If more than one share of 8.5% Preferred Shares, Series A or Additional Preferred shall be surrendered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 8.5% Preferred Shares, Series A or Additional Preferred surrendered for conversion by such holder.

                 (ii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of 8.5% Preferred Shares, Series A or Additional Preferred shall have been surrendered and such notice received by the Corporation as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby at such time on such date and such conversion shall be into a number of shares of Common Stock as determined in accordance with paragraph (9)(a), unless the stock transfer books of the Corporation shall be closed on that date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be based upon the applicable Conversion Rate in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation.

                 (d) The Conversion Rate shall be subject to adjustment from time to time as follows:

                 (i) If the Corporation shall after the Issue Date (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) effect any reclassification of its outstanding Common Stock, including a reclassification into one or more classes of Common Stock or other securities (including, tracking stock), the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the holder of any share of 8.5% Preferred Shares, Series A thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock (or other securities) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of 8.5% Preferred Shares, Series A been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (9)(h)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. Adjustments in accordance with this paragraph (9)(d)(i) shall be made whenever any event listed above shall occur.

                 (ii) If the Corporation shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any Rights issued pursuant to the Rights Agreement) to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock (or securities convertible or exercisable into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible or exercisable into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion or exercise of such convertible or exercisable securities, as the case may be, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion or exercise of such securities, as the case may be) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by the Corporation (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the holder of each share of 8.5% Preferred Shares, Series A shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to such record date by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible or exercisable into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible or exercisable securities so offered are initially convertible or exercisable), and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right of warrant to purchase securities convertible or exercisable into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion or exercise of such convertible or exercisable securities, plus the aggregate amount of additional consideration payable, if any, to convert or exercise such securities into Common Stock, by such

25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as provided in paragraph (9)(h)). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. If any rights or warrants referred to in this subparagraph (ii) shall expire unexercised after the same shall have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible or exercisable into Common Stock once exercised, the conversion or exercise right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                 (iii) If the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (9)(d)(i)) or rights or warrants (in each case, other than the Rights issued pursuant to the Rights Agreement) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock or securities convertible or exercisable into shares of Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the holder of each share of 8.5% Preferred Shares, Series A shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on such record date by (II) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of the Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith, whose determinations shall be conclusive) of the portion of the assets, shares of its capital stock or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of

Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph
(9)(h)) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of 8.5% Preferred Shares, Series A after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this subparagraph (iii); provided, however, that on the date, if any, on which a Person converting a share of 8.5% Preferred Shares, Series A would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this subparagraph (iii) shall expire unexercised after the same shall have been distributed or issued by the Corporation (or, in the case of rights or warrants to purchase securities convertible or exercisable into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                 (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (iv) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 9(e) is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying (I) the Conversion Rate in effect immediately prior to the close of business on the Record Date for the cash dividend or distribution by (II) a fraction, the numerator of which shall be the Current Market Price of a share of the Common Stock on the Record Date and the denominator shall be such Current Market Price less the per share amount of cash so distributed during the 12-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 8.5% Preferred Shares, Series A shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the holder is entitled, the amount of cash such holder would have received had such holder converted each share of 8.5% Preferred Shares, Series A at the beginning of the 12-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph (9)(d)(iv), the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the 12-month reference period only to the extent such dividends exceed on an aggregate basis the regular quarterly cash dividends paid during the 12 months preceding the 12-month reference period. For purposes of this paragraph
(9)(d)(iv), "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of shareholders entitled to receive such cash. In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph 9(d)(iv) will apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and shall be deemed amended to the extent necessary so that any adjustment required will be made on the basis of the cash dividend or cash distribution made on any such series.

                 (v) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Corporation or any subsidiary of the Corporation for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and shall be described in a resolution of the Board of Directors) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph (9)(d)(v), the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (I) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (II) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.

                 (vi) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1.0% in the Conversion Rate; provided, however, that any adjustments that by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided further that any adjustment shall be required and made in accordance with the provisions of this paragraph (9) (other than this subparagraph (vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the holders of shares of 8.5% Preferred Shares, Series A or Common Stock. Notwithstanding any other provisions of this paragraph (9), the Corporation shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this paragraph (9) shall be made to the nearest cent or rounded upward to the nearest share, as the case may be. The Conversion Rate and any adjustments thereto shall be calculated to the fifth decimal point (with the sixth decimal point rounded upward, when applicable). Anything in this paragraph (9)(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph (9)(d), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

                 (vii) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to the provisions of this paragraph (9)(d), the holder of 8.5% Preferred Shares, Series A upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock or any shares of capital stock of a Successor Corporation, the number of such other shares so receivable upon conversion of any shares of 8.5% Preferred Shares, Series A shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                 (viii) Any certificate of designation filed in connection with the issuance of any class or series of Additional Preferred shall contain terms substantially identical to this paragraph (9)(d).

                 (e) (i) Subject to paragraph (f) below, if the Corporation shall be a party to a Change of Control transaction and excluding any transaction as to which paragraph (9)(d)(i) applies), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but each share of 8.5% Preferred Shares, Series A which is not converted into the right to receive stock, securities or other property in connection with such Change of Control transaction shall thereafter be convertible or exercisable into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Change of Control transaction by a holder of that number of shares of Common Stock into which one share of 8.5% Preferred Shares, Series A was convertible or exercisable immediately prior to such Change of Control transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and
(ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Change of Control transaction (provided, that, if the kind or amount of stock, securities and other property (including cash) receivable upon such Change of Control transaction is not the same for each share of Common Stock held immediately prior to such Change of Control transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for the purpose of this paragraph (9)(e) the kind and amount of stock, securities and other property (including cash) receivable upon such Change of Control transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph (9)(e)(i) shall similarly apply to successive Change of Control transactions.

                 (ii) Notwithstanding anything herein to the contrary, if the Corporation is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or another recognized securities exchange or automated quotation system, then the Corporation shall (A) cause Holdco to comply with the terms of paragraph (11) and (B) by notice to the holders of the 8.5% Preferred Shares, Series A, may cause the exchange of certificates evidencing 8.5% Preferred Shares, Series A for certificates evidencing preferred stock of Holdco having the same terms and conditions as set forth herein if as a result of such reorganization the corporation into which the shares of 8.5% Preferred Shares, Series A are convertible does not have the identical name of the Corporation; provided that the rights attaching to the preferred stock of Holdco shall be adjusted so as to comply with the local law of the country of incorporation of Holdco or the new share structure of Holdco subject to such rights effectively giving the same economic rights as the 8.5% Preferred Shares, Series A (including for these purposes any resultant change in the tax treatment for the holders of such stock). The terms of this paragraph
(9)(e)(ii) shall also apply with respect to the Domestication Merger and to the merger of the Delaware corporation surviving the Domestication Merger into ATX, as described in the last paragraph of the definition of "Change of Control" in paragraph (2).

                 (f) Notwithstanding anything herein to the contrary, if a Change of Control occurs, each holder of shares of 8.5% Preferred Shares, Series A shall have a one-time option, for a period of thirty (30) days following written notice from the Corporation, which written notice shall be given not less than fifteen (15) days prior to the expected occurrence of the Change of Control, to convert all of its shares of 8.5% Preferred Shares, Series A into shares of Common Stock at the Change of Control Conversion Rate. The "Change of Control Conversion Rate" shall be equal to the Liquidation Preference divided by the Special Conversion Price. The Change of Control Conversion Rate shall be adjusted from time to time in accordance with the provisions of paragraph (9) applicable generally to adjustment of the Conversion Rate. Nothing in this paragraph (f) is intended to limit or alter the conversion rights of a holder of shares of 8.5% Preferred Shares, Series A in paragraph (9)(a). For purposes of this paragraph (9)(f), the following definitions shall apply:

                 (i)      "Special Conversion Price" shall mean the greater of
(x) 66.67% of the 25-Day Average Market Price of the Common Stock on and including September 14, 2000 and (y) the Change of Control Price.

                 (ii) "Change of Control Price" shall mean (x) the fair market value of the consideration that would be received by a holder of Common Stock for one share of Common Stock in a Change of Control transaction from any successor, acquiror or other third party if such transaction were to occur on the date of the notice referred to in the first sentence of this paragraph
(9)(f) or (y) the Alternative Change of Control Price if the holders of Common Stock do not receive any consideration in a Change of Control transaction from any successor, acquiror or other third party. For purposes of this definition, "Alternative Change of Control Price" shall mean the fair market value per share of Common Stock on the date of the notice referred to in the first sentence of this paragraph (9)(f).

                 (iii) "Change of Control Instigator" shall mean any "Person" or "group", within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any Permitted Holder, whose activities, actions or participation results, directly or indirectly, in a Change of Control.

                 (g)      If:

                 (i) the Corporation shall declare a dividend or any other distribution on the Common Stock; or

                 (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                 (iii) there shall be any subdivision, combination or reclassification of the Common Stock or any Change of Control transaction for which approval of any shareholders of the Corporation is required; or

                 (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with any transfer agent designated by the Corporation pursuant to paragraph (9)(b) and shall cause to be mailed by certified mail, return receipt requested, to the holders of shares of the 8.5% Preferred Shares, Series A at their addresses as shown on the stock records of the Corporation, as promptly as reasonably practicable, but at least ten days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend (or such other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such subdivision, combination, reclassification, Change of Control transaction, liquidation, dissolution or winding up or other action is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, Change of Control transaction, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, subdivision, combination, reclassification, Change of Control transaction, liquidation, dissolution, winding up or other action, or the vote upon any of the foregoing.

                 (h) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the holder of each share of 8.5% Preferred Shares, Series A at such holder's last address as shown on the stock records of the Corporation and confirm by facsimile transmission on the date of such notice to such holder if the Corporation has been furnished with such facsimile address by such holder. If the Corporation shall have designated a transfer agent pursuant to paragraph (9)(b), it shall also as promptly as reasonably practicable file with such transfer agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment.

                 (i) In any case in which paragraph (9)(d) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of 8.5% Preferred Shares, Series A converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment contemplated by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

                 (j) For purposes of this paragraph (9), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

                 (k) There shall be no adjustment of the Conversion Rate in case of the issuance of any stock of the Corporation in a Change of Control transaction, except as specifically set forth in this paragraph (9). If any single action would require adjustment of the Conversion Rate pursuant to more than one subparagraph of this paragraph (9), only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                 (l) If the Corporation shall take any action affecting the Common Stock, other than action described in this paragraph (9), that in the opinion of the Board of Directors materially adversely affects the conversion rights of the holders of the shares of 8.5% Preferred Shares, Series A, the Conversion Rate may be adjusted by the Board of Directors, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine in good faith to be equitable in the circumstances; provided that the provisions of this paragraph (9)(l) shall not affect any rights the holders of 8.5% Preferred Shares, Series A may have at law or in equity.

                 (m) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the 8.5% Preferred Shares, Series A, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 8.5% Preferred Shares, Series A not theretofore converted. For purposes of this paragraph (9)(m) the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of 8.5% Preferred Shares, Series A shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                 (ii) The Corporation covenants that any shares of Common Stock initially issued upon conversion of the 8.5% Preferred Shares, Series A shall be duly authorized, validly issued, fully paid and non-assessable.
Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of the Liquidation Preference and the Conversion Rate (which quotient initially shall be as described in paragraph
(9)(a) with respect to the shares of 8.5% Preferred Shares, Series A, denominated in dollars and cents) would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of the 8.5% Preferred Shares, Series A, the Corporation will take any corporate action that, based on the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock with respect to such adjusted Conversion Rate.

                 (iii) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the 8.5% Preferred Shares, Series A, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation, including but not limited to compliance with the Securities Act, the Exchange Act, the HSR Act, the rules and regulations of Nasdaq (or any other exchange or automated quotation system on which the Common Stock is then traded or listed). The Corporation shall pay or cause to be paid the costs and expenses of the Initial Holder associated with such compliance in accordance with the Purchase Agreement and the Corporation agrees to pay or cause to be paid the costs and expenses of subsequent holders of shares of 8.5% Preferred Shares, Series A associated with such compliance.

                 (n) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the 8.5% Preferred Shares, Series A pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the 8.5% Preferred Shares, Series A to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the satisfaction of the Corporation, that such tax has been paid or satisfied in full.

                 (10) Loss, Theft, Mutilation or Destruction of Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any certificates representing shares of 8.5% Preferred Shares, Series A (the "Preferred Share Certificates") and (in the case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Share Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Share Certificate(s) of like tenor and date. Any holder of 8.5% Preferred Shares, Series A making a request under this paragraph (10) shall be responsible for all costs and expenses associated therewith, including, but not limited to the securing of an indemnity bond.

                 (11) Assumption of Obligations. Prior to the consummation of a Change of Control transaction, the Domestication Merger, the merger of the Delaware corporation surviving the Domestication Merger into ATX, as described in the last paragraph of the definition of "Change of Control" in paragraph (2) or any other transaction in which any Person other than the Corporation shall be the successor or acquiring Person, the resulting successor or acquiring Person (if not the Corporation) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of the Change of Control transaction, the Domestication Merger, the merger of the Delaware corporation surviving the Domestication Merger into ATX, as described in the last paragraph of the definition of "Change of Control" in paragraph (2) or any other transaction in which any Person other than the Corporation shall be the successor or acquiring Person shall be required to assume by written instrument (in form and substance reasonably satisfactory to the holders of least 50% of the aggregate Liquidation Preference of the issued and outstanding shares of 8.5% Preferred Shares, Series A) the obligations of this Certificate of Designation.

                 (12) Governance. (a) The holders of record of shares of 8.5% Preferred Shares, Series A shall not be entitled to any voting rights, except as hereinafter provided in this paragraph (12) or as otherwise provided by law.

                 (b) Without the written consent of the holders of at least seventy-five percent (75%) of the aggregate Liquidation Preference or the vote of the holders of at least seventy-five percent (75%) of the aggregate Liquidation Preference at a meeting of the holders of 8.5% Preferred Shares, Series A called for such purpose, the Corporation will not amend, alter or repeal any provision of the Memorandum of Association (by merger or otherwise), or any other comparable organizational documents, so as to adversely affect the powers, designation, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights of the 8.5% Preferred Shares, Series A; provided that any such amendment or alteration that changes the dividend payable on the 8.5% Preferred Shares, Series A, or the Conversion Rate or the Liquidation Preference shall require the vote of holders of at least ninety (90%) of the aggregate Liquidation Preference at a meeting of the holders of 8.5% Preferred Shares, Series A called for such purpose or the written consent of the holders of at least ninety (90%) of the aggregate Liquidation Preference.

                 (c) Without the written consent of the holders of at least seventy-five percent (75%) of the aggregate Liquidation Preference or the vote of holders of at least seventy-five percent (75%) of the aggregate Liquidation Preference at a meeting of the holders of 8.5% Preferred Shares, Series A called for such purpose, the Corporation will not issue any additional 8.5% Preferred Shares, Series A or create, authorize or issue any Senior Securities or increase the authorized amount of any such class or series of Senior Securities; provided that this paragraph 12(c) shall not limit the right of the Corporation to issue Additional Preferred as dividends pursuant to paragraph (5) or the issuance of any shares of Parity Securities by the Successor Corporation to stockholders of ATX, as described in the Definitive
Schedule 14A.

                 (d) In exercising the voting rights set forth in this paragraph (10), each share of 8.5% Preferred Shares, Series A shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the 8.5% Preferred Shares, Series A as a single class on any matter, then the 8.5% Preferred Shares, Series A and other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the shares of 8.5% Preferred Shares, Series A shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

                 (13) General Provisions. (a) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                 (b) The shares of 8.5% Preferred Shares, Series A shall bear the following legend:

                 THE PREFERRED SHARES, PAR VALUE $0.01 PER SHARE, OF THE COMPANY (THE "PREFERRED SHARES") (AND THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY (THE "COMMON STOCK") INTO WHICH THE PREFERRED SHARES MAY BE CONVERTED) REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.
                 THE TRANSFER OF THE PREFERRED SHARES (OR COMMON STOCK, IF THE PREFERRED SHARES HAVE BEEN CONVERTED) EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED AUGUST 4, 2000, AS AMENDED, BY AND BETWEEN CORECOMM LIMITED AND BOOTH AMERICAN COMPANY, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF CORECOMM LIMITED AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH PREFERRED SHARES (OR COMMON STOCK, IF THE PREFERRED SHARES HAVE BEEN CONVERTED) UPON WRITTEN REQUEST TO CORECOMM LIMITED.

                 The shares of Common Stock issuable upon conversion of the 8.5% Preferred Shares, Series A shall bear the following legend:

                 THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY (THE "COMMON STOCK")

                 REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.
                 THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE PURCHASE AGREEMENT, DATED AS OF AUGUST 4, 2000, AS AMENDED, BY AND BETWEEN CORECOMM LIMITED AND BOOTH AMERICAN COMPANY, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF CORECOMM LIMITED AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH COMMON STOCK UPON WRITTEN REQUEST TO CORECOMM LIMITED.

                 (c) At the request of any holder made subsequent to the expiration or termination of any restrictions on transfer set forth in the Purchase Agreement, the Corporation shall reissue any certificates for shares of 8.5% Preferred Shares, Series A, or Common Stock to remove from the above legends any reference to such restrictions on transfer set forth in the Purchase Agreement.

                 (d) Unless the certificates to be issued shall be registered in the same name as the name in which such surrendered certificates are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid or satisfied in full). All certificates so surrendered shall be canceled by the Corporation or the transfer agent and thereafter shall not be reissued.

                 (e) As promptly as reasonably practicable after the surrender by a holder of such certificates, the Corporation shall issue and shall deliver to such holder, or on the holder's written order, a certificate or certificates (which certificate or certificates shall have the legend set forth in paragraph 13(b)) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock represented by the certificates so surrendered.

                 (14) Shareholder Rights Plan. The shares of 8.5% Preferred Shares, Series A shall be entitled to the benefits of a number of rights ("Rights") issuable under the Shareholder Rights Agreement, dated as of August 18, 1998, as amended, between the Corporation and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect (the "Rights

Agreement") equal to the number of shares of Common Stock then issuable upon conversion of the 8.5% Preferred Shares, Series A at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion or redemption of a share of 8.5% Preferred Shares, Series A or upon payment of a dividend shall be accompanied by a Right pursuant to the Rights Agreement."

                 IN WITNESS WHEREOF, CoreComm Limited has caused this Certificate of Designation to be signed by the undersigned on behalf of CoreComm Limited this __ day of September, 2000.

                    CORECOMM LIMITED

                    By: /s/ Richard J. Lubasch
                       ---------------------------------
                          Name: Richard J. Lubasch
                          Title:   Senior Vice President, General
                                   Counsel and Secretary

                                                                       Exhibit A


                              NOTICE OF CONVERSION

   (To be Executed by the Holder of Shares of 8.5% Preferred Shares, Series A in order to Convert the 8.5% Preferred Shares, Series A)


         The undersigned (the "Holder") hereby irrevocably elects to convert ______ shares of 8.5% Preferred Shares, Series A, represented by stock certificate No(s). __________ into shares of Common Stock according to the terms and conditions of the Certificate of Designation, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

         The Holder hereby represents and warrants that it has satisfied or will have satisfied prior to the issuance of shares of Common Stock upon conversion of the 8.5% Preferred Shares, Series A any and all legal and regulatory requirements for conversion, including compliance with the HSR Act.

         The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

         Name of DTC Prime Broker:
                                    --------------------------------

         Account Number:
                          ------------------------------------------

    [ ] In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

   Name:
         -----------------------------------------------------------
   Address:
            --------------------------------------------------------

   The Holder hereby represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the 8.5% Preferred Shares, Series A shall be made pursuant to registration of the securities under the Securities Act and any applicable state securities laws, or pursuant to an applicable exemption from registration under the Securities Act and any applicable state securities laws.

   Date of Conversion:
                        --------------------------------------------
   Conversion Rate:
                    ------------------------------------------------

   Number of Shares of
   Common Stock to be Issued:
                               -------------------------------------

   Signature:
               -----------------------------------------------------
   Name:
          ----------------------------------------------------------
   Address:
             -------------------------------------------------------

* The Corporation is not required to issue shares of Common Stock until the original Preferred Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its transfer agent.





                                     A-2